As filed with the Securities and Exchange Commission on June 4, 2004.

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENCYSIVE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3532643 (I.R.S. Employer Identification No.)

6700 West Loop, 4th Floor
Bellaire, Texas 77401
(Address and Zip Code of Principal Executive Offices)

ENCYSIVE PHARMACEUTICALS INC.
AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Name, Address and Telephone	Copy of Communications to:
Number of Agent for Service:

Stephen L. Mueller Vice President, Finance and Administration, Secretary and Treasurer Encysive Pharmaceuticals Inc. 6700 West Loop, 4th Floor Bellaire, Texas 77401 (713) 796-8822	Robert G. Reedy Porter & Hedges, L.L.P. 700 Louisiana Street, 35th Floor Houston, Texas 77002-2764 (713) 226-0600

CALCULATION OF REGISTRATION FEE

	Amount to	Proposed Maximum Offering	Maximum Aggregate	Amount of
Title of Each Class of Securities to be Registered	be Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $.005 per share	2,000,000 (3)	$8.83	$17,660,000	$2,238

(1)	Pursuant to Rule 416(a), also registered hereunder are an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the Encysive Pharmaceuticals Inc. Amended and Restated 1999 Stock Incentive Plan (the “Plan”).

(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on The Nasdaq Stock Market on June 1, 2004, $8.83. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

(3)	Includes one preferred stock purchase right (the “Rights”) for each share of common stock. Pursuant to Rule 457(g) of the Securities Act no separate fee is required for the Rights.

Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
Opinion of Porter & Hedges, L.L.P.
Consent of KPMG LLP

Statement Under General Instruction E — Registration of Additional Securities

    This registration statement registers an additional 2,000,000 shares of our common stock related to the Amended and Restated 1999 Stock Incentive Plan which are the same class as other securities for which registration statements on Form S-8, File No. 333-107941, File No. 333-72468 and File No. 333-79477 (the “Prior Registration Statements”), have been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

Item 8. Exhibits

Exhibit	Description
No.
4.1	Amendment to the Encysive Pharmaceuticals Inc. Amended and Restated 1999 Stock Incentive Plan (incorporated herein by reference to Appendix C of the Proxy Statement on Schedule 14A filed May 5, 2004).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

*23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

*23.2	Consent of KPMG LLP.

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bellaire, state of Texas, on this 4th day of June, 2004.

ENCYSIVE PHARMACEUTICALS INC.
By:	/s/ Bruce D. Given
Bruce D. Given, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce D. Given, M.D. and Stephen L. Mueller, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the provisions of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John M. Pietruski John M. Pietruski	Chairman of the Board of Directors	June 4, 2004

/s/ Bruce D. Given Bruce D. Given, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2004

/s/ Richard A. F. Dixon Richard A. F. Dixon, Ph.D.	Senior Vice President, Research, Chief Scientific Officer and Director	June 4, 2004

/s/ Stephen L. Mueller Stephen L. Mueller	Vice President, Finance and Administration, Secretary and Treasurer (Principal Financial and Accounting Officer)	June 4, 2004

/s/ James T. Willerson James T. Willerson, M.D.	Chairman of the Scientific Advisory Board and Director	June 4, 2004

/s/ Ron J. Anderson Ron J. Anderson, M.D.	Director	June 4, 2004

/s/ Frank C. Carlucci Frank C. Carlucci	Director	June 4, 2004

/s/ Robert J. Cruikshank Robert J. Cruikshank	Director	June 4, 2004

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Signature	Title	Date

/s/ Suzanne Oparil, M.D. Suzanne Oparil, M.D.	Director	June 4, 2004

/s/ William R. Ringo, Jr. William R. Ringo, Jr.	Director	June 4, 2004

/s/ James A. Thomson, Ph.D. James A. Thomson, Ph.D.	Director	June 4, 2004

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INDEX TO EXHIBITS

Exhibit	Description
No.
4.1	Amendment to the Encysive Pharmaceuticals Inc. Amended and Restated 1999 Stock Incentive Plan (incorporated herein by reference to Appendix C of the Proxy Statement on Schedule 14A filed May 5, 2004).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

*23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

*23.2	Consent of KPMG LLP.

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.

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